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                                                        EXHIBIT 5

                    ARIAS, FABREGA & FABREGA
                            ABOGADOS
                EDIFICIO PLAZA BANCOMER CALLE 50
                         APARTADO 6307
                 PANAMA 5, REPUBLICA DE PANAMA
                      Tel. (507) 263-9200
                      Fax: (507) 263-8919



                       December 20, 1996

Willbros Group, Inc.
Edificio Torre Banco Germanico
Calle 50 y 55 Este, Apartado 850048
Panama 5, Republic of Panama

     Re: Willbros Group, Inc. - Registration Statement on Form S-8 (the "Registration Statement")

Gentlemen:

      We have acted as Panamanian counsel for Willbros Group, Inc., a Republic of Panama corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of the Registration Statement relating to an aggregate of 1,250,000 shares of Common Stock, par value $.05 per share, of the Company (the "Shares"), issuable upon the exercise of options or pursuant to awards granted, or which may from time to time be granted, to directors, key employees, advisors and consultants of the Company or its subsidiaries pursuant to the Willbros Group, Inc. Director Stock Plan and the Willbros Group, Inc. 1996 Stock Plan, as the case may be (collectively, the "Plans").

      We have examined the Registration Statement being filed contemporaneously herewith. We have also examined and are familiar with an original or copy, the authenticity of which has been established to our satisfaction, of each of the Plans and all such documents, corporate records, and other instruments as we have deemed necessary to express the opinion herein set forth.

      Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Plans and applicable authorized forms of agreement thereunder, will be validly issued, fully paid, and non-assessable.

     We are licensed to practice in the Republic of Panama and we express no opinion as to the laws of any jurisdiction other than the Republic of Panama.

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ARIA, FABREGA & FABREGA

Willbros Group, Inc.
Page 2
December 20, 1996


     We hereby consent to the Company's filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement.

                                   Very truly yours,

                                   ARIAS, FABREGA & FABREGA

                                   /s/  L. W. Watson III

                                   L.W. Watson III